As filed with the Securities and Exchange Commission on June 18, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Agios Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	26-0662915
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

88 Sidney Street Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

2023 Stock Incentive Plan, as amended

(Full Title of the Plan)

Brian Goff

Chief Executive Officer

Agios Pharmaceuticals, Inc.

88 Sidney Street

Cambridge, MA 02139

(Name and Address of Agent For Service)

(617) 649-8600

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8, relating to the 2023 Stock Incentive Plan, as amended, of Agios Pharmaceuticals, Inc. (the “Registrant”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference the contents of (i) the Registration Statement on Form S-8, File No.  333-272615, filed with the Securities and Exchange Commission on June 13, 2023, by the Registrant, relating to the Registrant’s 2023 Stock Incentive Plan, and (ii) the Registration Statement on Form S-8, File No. 333-288151, filed with the Securities and Exchange Commission on June 18, 2025, by the Registrant, relating to the Registrant’s 2023 Stock Incentive Plan, as amended, in each case except for Item 8, Exhibits.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit	Incorporated by Reference
		Form	File Number	Date of Filing	Exhibit Number	Filed Herewith

4.1	Restated Certificate of Incorporation of the Registrant	8-K	001-36014	July 30, 2013	3.1

4.2	Third Amended and Restated By-Laws of the Registrant	8-K	001-36014	March 3, 2023	3.1

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant					X

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)					X

23.2	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm					X

24.1	Power of attorney (included on the signature pages of this registration statement)					X

99.1	2023 Stock Incentive Plan, as amended					X

107	Calculation of Filing Fee Tables					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 18th day of June, 2026.

AGIOS PHARMACEUTICALS, INC.

By:	/s/ Brian Goff
Brian Goff
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Agios Pharmaceuticals, Inc., hereby severally constitute and appoint Brian Goff, Cecilia Jones and James Burns, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Agios Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian Goff Brian Goff	Chief Executive Officer and Director (Principal executive officer)	June 18, 2026

/s/ Cecilia Jones Cecilia Jones	Chief Financial Officer (Principal financial officer)	June 18, 2026

/s/ T.J. Washburn T.J. Washburn	Vice President, Controller (Principal accounting officer)	June 18, 2026

/s/ Jacqualyn A. Fouse Jacqualyn A. Fouse, Ph.D.	Chair of the Board of Directors	June 18, 2026

/s/ Jay Backstrom Jay Backstrom, M.D., M.P.H.	Director	June 18, 2026

/s/ Rahul Ballal Rahul Ballal, Ph.D.	Director	June 18, 2026

/s/ Jeffrey Capello Jeffrey Capello	Director	June 18, 2026

/s/ Kaye Foster Kaye Foster	Director	June 18, 2026

/s/ Maykin Ho Maykin Ho, Ph.D.	Director	June 18, 2026

/s/ Catherine Owen Adams Catherine Owen Adams	Director	June 18, 2026

/s/ David Scadden David Scadden, M.D.	Director	June 18, 2026

/s/ Cynthia Smith Cynthia Smith	Director	June 18, 2026